Exhibit 10.9

LIMITED GUARANTEE AGREEMENT

LIMITED GUARANTEE AGREEMENT, dated as of June 7, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guarantee”), made by BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation, having its principal place of business at c/o The Blackstone Group, 345 Park Avenue, New York, NY 10154 (“Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Agent”), as Agent on behalf of Wells Fargo Bank, National Association, a national banking association (“Buyer”), and any of its respective parents, subsidiaries or affiliated companies.

RECITALS

Pursuant to that certain Master Repurchase and Securities Contract, dated as of June 7, 2013 (as amended, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), among SVP 2013 FINANCE, LLC, a Delaware limited liability company (the “Seller”), Agent and Buyer, Seller has agreed to sell to Agent the Asset, as defined in the Repurchase Agreement (the “Purchased Asset”), upon the terms and subject to the conditions as set forth therein. The Repurchase Agreement, this Guarantee and any other agreements executed in connection with the Repurchase Agreement shall be referred to herein as the “Repurchase Documents”.

It is a condition precedent to Agent purchasing the Purchased Asset pursuant to the Repurchase Agreement that Guarantor shall have executed and delivered this Guarantee with respect to the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following in accordance with the provisions of this Guarantee: (a) all payment obligations owing by Seller to Agent under or in connection with the Repurchase Agreement and any other Repurchase Documents; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by Agent in the enforcement of any of the foregoing or any obligation of Guarantor hereunder; and (d) all other Repurchase Obligations, including any other obligations of Seller with respect to Agent under each of the Repurchase Documents (collectively, the “Obligations”).

NOW, THEREFORE, in consideration of the foregoing premises, to induce Buyer and Agent to enter into the Repurchase Documents and to enter into the transactions contemplated thereunder, Guarantor hereby agrees with Agent as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms which are defined in the Repurchase Agreement and used herein are so used as so defined.

(b) In addition to initially capitalized terms defined elsewhere in this Guarantee, the following terms shall have the respective meanings set forth below:

“Available Borrowing Capacity” shall mean, with respect to any Person, on any date of determination, the total unrestricted borrowing capacity which may be drawn (taking into account required reserves and discounts) upon by such Person or its Subsidiaries, at such Person’s or its Subsidiaries’ sole discretion, under committed credit facilities or repurchase agreements which provide financing to such Person or its Subsidiaries.

“Capital Lease Obligation” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Guarantee, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” shall mean any of the following: (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), (b) securities issued or directly and fully guaranteed or insured by any state of the United States or any political subdivision of any such state and rated at least AA or the equivalent thereof by S&P or at least Aa2 or the equivalent thereof by Moody’s on the date of acquisition, (c) bonds (excluding mortgage-backed securities), notes or other debt obligations issued by private issuers and rated at least AA or the equivalent thereof by S&P or at least Aa2 or the equivalent thereof by Moody’s on the date of acquisition, (d) time deposits or certificates of deposit of any commercial bank incorporated under the laws of the United States or any state thereof, having capital and unimpaired surplus in excess of $500,000,000 and whose short-term commercial paper rating at the time of acquisition is at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s (any such bank, an “Approved Bank”) on the date of acquisition, with such deposits or certificates having maturities of not more than one (1) year from the date of acquisition, (e) repurchase agreements entered into by any Person with a bank or trust company (including Wells Fargo Bank, National Association) or recognized securities dealer having capital and surplus in excess of $500,000,000 for underlying securities of the types described in clauses (a) and (d) above, (f) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s on the date of acquisition, and in each case maturing not more than one (1) year after the date of acquisition, and (g) investments in money market funds that are registered under the Investment Company Act, which have net assets of at least $1,000,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (f) above. All such Cash Equivalents must be denominated solely for payment in Dollars.

“Cash Liquidity” shall mean, with respect to any Person, on any date of determination, the sum of (i) unrestricted cash, plus (ii) Available Borrowing Capacity, plus (iii) Cash Equivalents.

“Consolidated Net Income” shall mean, with respect to any Person, for any period, the amount of consolidated net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“EBITDA” shall mean, with respect to any Person, for any period, such Person’s Consolidated Net Income, excluding the effects of such Person’s and its Subsidiaries’ interest expense with respect to Indebtedness, taxes, depreciation, amortization, asset write-ups or impairment charges, provisions for loan losses, and changes in mark-to-market value(s) (both gains and losses) of financial instruments and noncash compensation expenses, all determined on a consolidated basis in accordance with GAAP.

“Fixed Charges” shall mean, with respect to any Person, for any period, the amount of interest paid in cash with respect to Indebtedness as shown on such Person’s consolidated statement of cash flow in accordance with GAAP as offset by the amount of receipts pursuant to net receive interest rate swap agreements of such Person and its consolidated Subsidiaries during the applicable period.

“Indebtedness” shall mean, with respect to any Person: (i) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (ii) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (iii) Indebtedness of others secured by a lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (iv) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; contingent or future funding obligations under any Purchased Asset or any obligations senior to, or pari passu with, any Purchased Asset; (v) Capital Lease Obligations of such Person; (vi) obligations of such Person under repurchase agreements or like arrangements; (vii) Indebtedness of others Guaranteed by such Person to the extent of such guarantee; and (viii) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person. Notwithstanding the foregoing, nonrecourse Indebtedness owing pursuant to a securitization transaction such as a REMIC securitization, a collateralized loan obligation transaction or other similar securitization shall not be considered Indebtedness for any person.

“Recourse Indebtedness” shall mean, with respect to any Person, on any date of determination, the amount of Indebtedness for which such Person has recourse liability such (such as through a guarantee agreement), exclusive of any such Indebtedness for which such recourse liability is limited to obligations relating to or under agreements containing customary nonrecourse carve-outs.

“Tangible Net Worth” shall mean, with respect to any Person, on any date of determination, all amounts which would be included under capital or shareholder’s equity (or any like caption) on a balance sheet of such Person pursuant to GAAP, minus (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, all on or as of such date.

“Total Assets” shall mean, with respect to any Person, on any date of determination, an amount equal to the aggregate book value of all assets owned by such Person and the proportionate share of such Person of all assets owned by Affiliates of such Person as consolidated in accordance with GAAP, less (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and expenses, all on or as of such date, and (d) the amount of nonrecourse Indebtedness owing pursuant to securitization transactions such as a REMIC securitization, a collateralized loan obligation transactions or other similar securitizations.

2. Guarantee.

(a) In the event of the occurrence of any event described in clause (b) below, Guarantor hereby unconditionally and irrevocably guarantees to Buyer the prompt and complete payment and performance of the Obligations by Seller when due (whether at the stated maturity, by acceleration or otherwise).

(b) The Obligations shall be fully recourse to Seller and Guarantor, jointly and severally, upon the occurrence of any of the following:

(i) a voluntary bankruptcy or insolvency proceeding is commenced by Seller under the U.S. Bankruptcy Code or any similar federal or state law; or

(ii) an involuntary bankruptcy or insolvency proceeding is commenced against Seller or Guarantor in connection with which Seller, Guarantor, or any Affiliate of any of the foregoing has or have colluded in any way with the creditors commencing or filing such proceeding.

(c) In addition to the foregoing, Guarantor shall also be liable for any losses, costs, claims, expenses or other liabilities incurred by Agent (exclusive of consequential damages) arising out of or attributable to the fraud or intentional misrepresentation by Seller, Guarantor or any of their respective Affiliates in connection with the execution and the delivery of this Guarantee, the Repurchase Agreement, or any of the other Repurchase Documents, or any certificate, report, financial statement or other instrument or document furnished to Agent at the time of the closing of the Repurchase Agreement or during the term of the Repurchase Agreement.

(d) Nothing herein shall be deemed to be a waiver of any right that Agent may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness owed by Seller and secured by the Repurchase Agreement or any other Repurchase Document or to require that all collateral shall continue to secure all of the indebtedness owing by Seller to Agent in accordance with the Repurchase Agreement or any other Repurchase Documents.

(e) In the event of the occurrence of any event described in clause (b) above, Guarantor further agrees to pay any and all reasonable and documented expenses (including, without limitation, all reasonable and documented fees and disbursements of external counsel) which may be paid or incurred by Agent in enforcing any rights with respect to, or collecting against, Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full, notwithstanding that from time to time prior thereto Seller may be free from any Obligations.

(f) No payment or payments made by Seller or any other Person or received or collected by Agent from Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder for the remaining Obligations and Guarantor shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations until the Obligations are paid in full.

(g) Guarantor agrees that whenever, at any time, or from time to time, Guarantor shall make any payment to Agent on account of Guarantor’s liability hereunder, Guarantor will notify Agent in writing that such payment is made under this Guarantee for such purpose.

3. Subrogation. Upon making any payment hereunder, Guarantor shall be subrogated to the rights of Agent against Seller and any collateral for any Obligations with respect to such payment; provided, that Guarantor shall not seek to enforce any right or receive any payment by way of subrogation until all amounts due and payable by Seller to Agent under the Repurchase Documents or any related documents have been paid in full; and, further provided, that such subrogation rights shall be subordinate in all respects to all amounts owing to Agent under the Repurchase Documents. When Guarantor shall have paid in full all Obligations required under this Guarantee, the Agent will, promptly after the request of Guarantor, execute and deliver to the Guarantor (without recourse, representation or warranty) appropriate documents necessary or reasonably requested to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations, subject to the provisos set forth above

4. Amendments, etc. with Respect to the Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, any demand for payment of any of the Obligations made by Agent may be rescinded by Agent and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Agent, and any Repurchase Document and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Agent may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Agent for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Agent shall have no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against Guarantor, Agent may, but shall be under no obligation to, make a similar demand on Seller or any other guarantor, and any failure by Agent to make any such demand or to collect any payments from Seller or any such other guarantor or any release of Seller or such other guarantor shall not relieve Guarantor of its Obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Agent against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5. Guarantee Absolute and Unconditional.

(a) Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Agent upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between Seller or Guarantor, on the one hand, and Agent, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Guarantor waives promptness, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller or Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of any Repurchase Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Agent, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Seller against Agent, (iii) any requirement that Agent exhaust any right to take any action against Seller or any other Person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guarantee or (iv) any other circumstance whatsoever (with or without notice to or knowledge of Seller or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Seller for the Obligations or of Guarantor under this Guarantee, in bankruptcy or in any other instance (other than by reason of actual payment). When pursuing its rights and remedies hereunder against Guarantor, Agent may, but shall be under no obligation, to pursue such rights and remedies that Agent may have against Seller or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by Agent to pursue such other rights or remedies or to collect any payments from Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Agent against Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and its successors and assigns thereof, and shall inure to the benefit of Agent, and their respective successors, endorsees, transferees and assigns, until all the Obligations and the obligations of Guarantor under this Guarantee shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Repurchase Documents Seller may be free from any Obligations.

(b) Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges, and represents and warrants to Agent as follows:

(i) Guarantor hereby waives any defense arising by reason of, and any and all right to assert against Agent any claim or defense based upon, an election of remedies by Agent which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor’s subrogation rights, rights to proceed against Seller or any other guarantor for reimbursement or contribution, and/or any other rights of Guarantor to proceed against Seller, against any other guarantor, or against any other person or security.

(ii) Guarantor is presently informed of the financial condition of Seller and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed about each of Seller’s financial condition and the status of any guarantors, if any, of circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than Agent for such information and will not rely upon Agent for any such information. Absent a written request for such information by Guarantor to Agent, Guarantor hereby waives the right, if any, to require Agent to disclose to Guarantor any information that Agent may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.

(iii) Guarantor has independently reviewed the Repurchase Documents and related agreements, agrees to be bound thereby (including, without limitation, Article 13 of the Repurchase Agreement), and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guarantee to Agent, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any liens or security interests of any kind or nature granted by Seller or any other guarantor to Agent, now or at any time and from time to time in the future.

(iv) Guarantor is not and has never been the subject of an Insolvency Proceeding. Guarantor is Solvent and this Guarantee does not and will not render Guarantor not Solvent. Guarantor is not entering into this Guarantee with the intent to hinder, delay or defraud any creditor of Guarantor. Guarantor has received or will receive reasonably equivalent value for this Guarantee. Guarantor has or will have adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Guarantor is generally able to pay, and as of the date hereof is paying, its debts as they come due.

6. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any of Seller or any substantial part of Seller’s property, or otherwise, all as though such payments had not been made.

7. Payments. Guarantor hereby agrees that the Obligations will be paid to Agent without set-off or counterclaim in U.S. Dollars at the address specified in writing by Agent.

8. Representations and Warranties. Guarantor represents and warrants that, as of the date hereof:

(a) Guarantor has the legal capacity and the legal right to execute and deliver this Guarantee and to perform Guarantor’s obligations hereunder;

(b) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any creditor of Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

(c) this Guarantee has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law);

(d) the execution, delivery and performance of this Guarantee will not violate any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon Guarantor or any of its property or to which Guarantor or any of its property is subject (“Requirement of Law”), or any provision of any security issued by Guarantor or of any agreement, instrument or other undertaking to which Guarantor is a party or by which it or any of its property is bound (“Contractual Obligation”), and will not result in or require the creation or imposition of any lien on any of the properties or revenues of Guarantor pursuant to any Requirement of Law or Contractual Obligation of Guarantor;

(e) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Guarantor, threatened by or against Guarantor or against any of Guarantor’s properties or revenues, in each case with respect to or relating to this Guarantee;

(f) Guarantor has filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges payable by it, or with respect to any of its properties or assets, which have become due, or such taxes are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. As of the Closing Date, there is no material action, suit, proceeding, investigation, audit or claim relating to any such taxes now pending or, to the Actual Knowledge of Guarantor, threatened by any Governmental Authority which is not being contested in good faith as provided above. As of the Closing Date, Guarantor has not entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes or is aware of any circumstances that would cause the taxable years or other taxable periods of Seller not to be subject to the normally applicable statute of limitations. No tax Liens have been filed against any property or assets of Guarantor;

(g) Guarantor has been duly organized and validly exists in good standing as a corporation, under the laws of the jurisdiction of its formation;

(h) Guarantor has all requisite power and authority and has been duly authorized by all necessary action, to execute, deliver and perform its obligations under this Guarantee; and

(i) the execution, delivery and performance by Guarantor of this Guarantee does not conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any Governing Document.

9. Financial Covenants. Guarantor shall maintain the following covenants at all times following the Closing Date until the Obligations have been paid in full:

(a) Minimum Fixed Charge Coverage Ratio. The ratio of (i) Guarantor’s EBITDA during the previous four (4) fiscal quarters to (ii) Guarantor’s Fixed Charges during the same such previous four (4) fiscal quarters shall not be less than 1.40 to 1.00 as determined as soon as practicable after the end of each fiscal quarter, but in no event later than forty-five (45) days after the last day of the applicable fiscal quarter.

(b) Minimum Tangible Net Worth. Guarantor’s Tangible Net Worth shall not fall below the sum of (i) five hundred twenty-five million dollars ($525,000,000) plus (ii) seventy-five percent (75%) of the net cash proceeds of any equity issuance by Guarantor that occurs after the Closing Date.

(c) Minimum Cash Liquidity. Guarantor’s Cash Liquidity shall not fall below the greater of (i) ten million dollars ($10,000,000) or (ii) five percent (5%) of Guarantor’s Recourse Indebtedness.

(d) Maximum Indebtedness. The ratio, expressed as a percentage, the numerator of which shall equal Guarantor’s and its Subsidiaries’ Indebtedness and the denominator of which shall equal Guarantor’s and its Subsidiaries’ Total Assets, shall be greater than eighty percent (80%).

10. Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Paragraph Headings. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

12. No Waiver; Cumulative Remedies. Agent shall not by any act (except by a written instrument pursuant to paragraph 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

13. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Agent, provided that, subject to any limitations set forth in the Repurchase Agreement, any provision of this Guarantee may be waived by Agent in a letter or agreement executed by Agent or by telex or facsimile transmission from Agent. This Guarantee shall be binding upon the heirs, personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Agent and its successors and assigns. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

14. Notices. Notices by Agent to Guarantor may be given by mail, or by telecopy transmission, addressed to Guarantor at c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154, Attention: Douglas N. Armer, Email: douglas.armer@blackstone.com and shall be effective (a) in the case of mail, five (5) calendar days after deposit in the postal system, first class certified mail and postage pre-paid, (b) one (1) Business Day following timely delivery to a nationally recognized overnight courier service for next Business Day delivery and (c) in the case of telecopy transmissions, when sent, transmission electronically confirmed. Notices to Agent by Guarantor may be given in the manner set forth in the Repurchase Agreement.

15. SUBMISSION TO JURISDICTION; WAIVERS; SERVICE OF PROCESS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND THE OTHER REPURCHASE DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION

OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO GUARANTOR AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH AGENT SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

16. Integration. This Guarantee represents the agreement of Guarantor with respect to the subject matter hereof and there are no promises or representations by Agent relative to the subject matter hereof not reflected herein.

17. Acknowledgments. Guarantor hereby acknowledges that:

(a) Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Repurchase Documents;

(b) Agent has no fiduciary relationship to Guarantor, and the relationship between Agent and Guarantor is solely that of surety and creditor; and

(c) no joint venture exists between or among any of Agent, Guarantor or Seller.

18. WAIVERS OF JURY TRIAL. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY RELATED DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.

19. Intentionally omitted.

20. Guarantor’s Waiver of Setoff. Guarantor hereby waives any right of setoff Guarantor may have or to which Guarantor may be or become entitled under the Repurchase Documents or otherwise against Agent, any Affiliate of Agent, any Indemnified Person or their respective assets or properties.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has caused this Limited Guarantee Agreement to be duly executed and delivered as of the date first above written.

GUARANTOR:

BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation

By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Principal, Head of Capital Markets